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                                                                    EXHIBIT 10.8



                               December 2, 1997




Culligan Water Technologies, Inc.
One Culligan Parkway
Northbrook, Illinois 60062-6209


Dear Sirs:

                 This letter agreement (the "Letter Agreement") confirms our mutual understandings following the consummation of the transactions contemplated by the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated December , 1997, between you (the "Investor") and us (the "Company").

                 The parties hereto hereby agree as follows:

                 1. Use of the Investor's Sales and Service Network. The Company and the Investor will explore opportunities that may result in mutual benefits from the Company's use of the Investor's sales and service network to procure, service and maintain accounts for the Company. Notwithstanding the foregoing, except for the obligation to explore such opportunities in good faith, the Investor shall have no obligation to provide the Company with use of the Investor's sales and service network.

                 2. Development of Supermarket Vended Bottled Water Business. The Company and the Investor will explore opportunities for the development of a supermarket and grocery store vended bottled water business and the use of the Investor's "Water by Culligan(R)" trademark in that business. Notwithstanding the foregoing, (a) the Company and the Investor may each seek to develop such a business independently of the other and/or with others and (b) except for the obligation to explore such opportunities
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Culligan Water Technologies, Inc.
December 2, 1997
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in good faith, the Investor shall have no obligation to provide the Company with the use of such trademark in connection with any such business.

                 3. Right of First Negotiation. The Company grants the Investor a right of first negotiation to supply all water filtration and treatment components which the Company may require after the date hereof for its ice machines, ice plants and water vending machines. The Investor agrees to offer the Company prices on such water filtration and treatment component equipment within the range that the Investor then generally charges its dealers for such equipment.

                 4. Public Announcements. Except as may be required by applicable law in the reasonable opinion of counsel to each of the parties hereto, neither of the parties hereto shall make any public announcement pertaining to the transactions contemplated by the Securities Purchase Agreement without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld).

                 5. Effect of Agreement. It is understood that this Letter Agreement constitutes a statement of our mutual intentions and specifies our agreement as to the possible business opportunities described in Sections 1 and 2 hereof (the "Business Opportunities"). This Letter Agreement does not obligate either of the parties hereto to consummate any of the Business Opportunities and does not purport to set forth all of the issues that would need to be resolved before an agreement thereon would be reached in order to proceed with each of the Business Opportunities and, therefore, does not constitute a binding commitment with respect to any of such Business Opportunities. A binding commitment with respect to the Business Opportunities will result only from the execution of definitive agreements with respect to each of such Business Opportunities, subject to the conditions expressed therein.
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Culligan Water Technologies, Inc.
December 2, 1997
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                 This Letter Agreement shall be governed by the laws of the
State of Illinois and may be executed in counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument.

                 If the foregoing accurately summarizes our understanding, please return a signed copy of this Letter Agreement to the undersigned.


                                                Very truly yours,

                                                PACKAGED ICE, INC.



                                                By:
                                                   ----------------------------
                                                Name:  A.J. Lewis III
                                                Title: President


Accepted and Agreed to:

CULLIGAN WATER TECHNOLOGIES, INC.



By:
   -------------------------------------
   Name:  Edward A. Christensen
   Title: Vice President, General
          Counsel and Secretary

Date: December 2, 1997